EXHIBIT 23.1

Consent of Independent Auditors

We consent to the incorporation by reference of our report dated February 11, 2004, with respect to the consolidated financial statements of Landry’s Restaurants, Inc. (“the Company”) included in the Annual Report on Form 10-K/A for the year ended December 31, 2003 into the following:

I.	The Company’s Registration Statement on Form S-3 (No. 333-75886) relating to the Company’s shelf registration statement.

II.	The Company’s Registration Statement on Form S-8 (No. 333-93173) relating to the Company’s Amended and Restated 1995 Flexible Incentive Plan.

III.	The Company’s Registration Statement on Form S-8 (No. 333-02862) relating to the Company’s Stock Option Plan.

IV.	The Company’s Registration Statement on Form S-8 (No. 333-02854) relating to the 1995 Flexible Spending Plan.

V.	The Company’s Registration Statement on Form S-8 (No. 033-81007) relating to the 1993 Stock Option Plan.

VI.	The Company’s Registration Statement on Form S-8 (No. 033-76500) relating to the 1993 Stock Option Plan and Nonqualified Formula Stock Option Plan for Non-Employee Directors.

/s/ Ernst & Young LLP

Houston, Texas

April 29, 2004